Exhibit 99.1

IMAX CORPORATION REPORTS RECORD THIRD QUARTER 2026 RESULTS

•IMAX delivers best quarterly financial performance in company history, breaking records across key metrics including:

◦Revenue of $175 million, up 64% year-over-year and Gross Margin of $126 million, up 88% year-over-year

◦Strong operating leverage driven profitability with Net Income(1) of $117 million at a record margin of 67% and Adjusted EBITDA(2) of $121 million at a record margin of 69%, up over 2000 basis points year-over-year

◦Net income per diluted share of $1.96, up 430% year-over year and Adjusted EPS(1,2) of $2.21, up 370% year-over-year - both quarterly figures eclipsing any full year result in IMAX history

◦Cash from Operating Activities of $86 million, up 28% year-over-year

•Company reports record quarterly global box office of $712 million — up +90% over the previous quarterly record of $372 million.

•Christopher Nolan’s The Odyssey makes history as highest grossing IMAX release of all time, with over $550 million in worldwide box office and delivering more than 30% of the film’s global box office

•Signings for IMAX systems reach over 100 year-to-date — 65% new locations — as sales activity accelerates following the record-breaking performance of The Odyssey and amidst strong pre-sales for December’s Dune: Part Three

•Dune: Part Three and Chinese release of Avengers: Doomsday kick off promising 2027 slate currently taking shape, with strong Chinese New Year offering led by Wandering Earth 3; Filmed for IMAX releases including Star Wars: Starfighter and Superman sequel Man of Tomorrow; Avengers: Secret Wars; and the IMAX debut of the original Star Wars, presented in IMAX 70mm film for the first time ever

NEW YORK, NY — November 5, 2026 — IMAX Corporation (NYSE: IMAX) today reported the best quarterly financial results in company history for the third quarter of 2026, as the global entertainment platform surged to new heights with record global box office in the period.

“What IMAX achieved goes beyond simply a ‘great quarter’ and transcends the many records we shattered in the period. What we believe we are witnessing is an awakening to the power and potential of our platform to impact global culture, unlock new commercial opportunities, and inspire a new level of demand and awe in audiences around the world.,” said Rich Gelfond, CEO of IMAX Corporation.”

“Christopher Nolan’s The Odyssey is a historic cinematic achievement crafted entirely with IMAX technology and its record-breaking success marks a new era of opportunity for our company. The record margins we generated in the quarter demonstrate the unique strength of our model, and the growing value of scarce events and experiences in an increasingly A.I.-driven world underscore a powerful opportunity for our business, as we look ahead to a remarkably strong slate over the next several years.”

“Our momentum is fueling sales activity with exhibitors around the world, with our team delivering more than 100 signings for IMAX systems worldwide year-to-date — including 65% new locations and strong growth across priority Rest of World markets.”

“With the global release of Dune: Part Three and our release of Avengers: Doomsday in China carrying into a very strong 2027 slate, we are excited for the year ahead and confident in our belief that there has never been a better time to be in the IMAX business. This ‘IMAX awakening’ sits inside a bigger culture shift of people around the world — particularly young people — seeking connection, community, and shared experiences that feel bigger than any one person’s screen. IMAX has always delivered these moments, and we believe this trend has only begun to benefit our business.”
_______________
(1)For the three months ended September 30, 2026, Net income attributable to common shareholders includes $36.7 million ($0.63 per diluted share) of valuation allowance release related to certain Canadian federal and provincial deferred tax assets that are expected to be utilized in future years.
(2)Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.

Third Quarter Financial Highlights

	Three Months Ended September 30, (Unaudited)				Nine Months Ended September 30, (Unaudited)
In millions of U.S. Dollars, except per share data	2026	2025	YoY % Change		2026	2025	YoY % Change
Total Revenue	$174.6	$106.7	64%		$358.8	$285.0	26%

Gross Margin	$126.3	$67.3	88%		$235.0	$174.0	35%
Gross Margin (%)	72.3%	63.1%	920	bps	65.5%	61.1%	440	bps

Net Income	$117.1	$22.6	418%		$139.1	$43.0	223%
Net Income Margin (%)	67.1%	21.2%	4590	bps	38.8%	15.1%	2370	bps

Net Income Attributable to Common Shareholders	$113.8	$20.7	450%		$133.4	$34.2	290%
Net Income Per Share - Diluted(1)	$1.96	$0.37	430%		$2.35	$0.62	279%

Total Adjusted EBITDA(2)(3)	$120.9	$51.8	133%		$199.4	$127.8	56%
Total Adjusted EBITDA Margin (%)(2)(3)	69.3%	48.6%	2070	bps	55.6%	44.9%	1070	bps

Adjusted Net Income(1)(2)	$127.9	$26.2	388%		$161.7	$48.0	237%
Adjusted Earnings Per Share - Diluted(1)(2)	$2.21	$0.47	370%		$2.84	$0.87	226%

Weighted average shares outstanding (in millions):
Basic	55.0	53.8	2%		54.7	53.6	2%
Diluted(4)	58.0	55.6	4%		56.9	55.2	3%
(1)Attributable to common shareholders.
(2)Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(3)Total Adjusted EBITDA is before adjustments for non-controlling interests. Total Adjusted EBITDA per Credit Facility attributable to common shareholders, excluding non-controlling interests, was $115.2 million and $187.7 million for the three and nine months ended September 30, 2026, respectively (2025 - $48.0 million and $112.7 million, respectively). The Company’s Credit Facility covenant is calculated on a trailing twelve-month basis.
(4)For the three months ended September 30, 2026, the calculation of diluted weighted average shares outstanding includes any shares potentially issuable upon the conversion of the Convertible Notes, as the average market price of the Company’s common shares exceeded the conversion price and the effect was dilutive. The capped call transactions are excluded from the calculation of diluted earnings per share because their effect would be antidilutive.

Third Quarter Segment Results(1)

	Content Solutions			Technology Products and Services
	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
3Q26	$94.0	$71.7	76%	$77.3	$53.4	69%
3Q25	44.8	31.9	71%	60.4	34.8	58%
% change	110%	125%		28%	53%

YTD26	$160.0	$111.9	70%	$190.4	$119.3	63%
YTD25	113.0	77.9	69%	166.7	94.1	56%
% change	42%	44%		14%	27%
(1)Please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026 for additional segment information.

Content Solutions Segment

•Third quarter Content Solutions revenues and gross margin increased 110% to $94 million and 125% to $72 million year-over-year, respectively. IMAX’s global platform delivered a record 76% gross margin reflecting the significant incrementality within the IMAX business model as our platform scales and box office increases.

•Third quarter global box office of $712 million marked IMAX’s highest quarterly box office in its history and increased 94% year-over-year leading IMAX to deliver 6.7% of the industry’s third quarter global box office (on less than 1% of worldwide screens). Top grossing third quarter titles included The Odyssey ($538 million) and Spider-Man: Brand New Day ($58 million).

Technology Products and Services Segment

•Third quarter Technology Products and Services revenues and gross margin increased 28% to $77 million and 53% to $53 million year-over-year, respectively, driven by rental revenue growth tied to higher box office and amendments and renewals of existing agreements which more than offset lower systems under sales arrangements installations.

•During the third quarter of 2026, the Company installed 32 systems compared to 38 systems in the third quarter of 2025. Of the quarter’s installs, 15 systems were under sales arrangements, compared to 17 in the prior year.

•Commercial network growth continued with the number of IMAX locations reaching 1,820 systems as of September 30, 2026 compared to 1,759 systems as of September 30, 2025. The Company ended Q3 2026 with a backlog of 409 IMAX systems.

Operating Cash Flow and Liquidity

Net cash provided by operating activities for the nine months ended September 30, 2026 increased 25% year-over-year to $122 million, reflecting higher operating profits and the elevated conversion of profits to cash flow as margins increase.

As of September 30, 2026, the Company’s available liquidity was $641 million. The Company’s liquidity included cash and cash equivalents of $208 million, $375 million in available borrowing capacity under the Company’s revolving credit facility, and $58 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs, was $251 million as of September 30, 2026.

In 2025, the Company issued $250 million of 0.750% Convertible Senior Notes due 2030 (“2030 Convertible Notes”). In connection with the pricing of the 2030 Convertible Notes, the Company entered into privately negotiated capped call transactions with a cap price of $57.10 per share of the Company’s common shares.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the third quarter of 2026 were 55.0 million and 58.0 million, respectively, compared to 53.8 million and 55.6 million in the third quarter of 2025.

During the third quarter of 2026 and 2025, the Company did not have any repurchases of common shares.

In June 2026, the Company’s Board of Directors approved an extension of its share repurchase program through June 30, 2027. As of September 30, 2026, the Company’s total share repurchase authority was $500.0 million with approximately $237.0 million available under the program.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website

On a monthly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates within five business days of month-end, although the Company may change this timing without notice.

The Company may post additional information on the Company’s corporate and Investor Relations websites, which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, United States Securities and Exchange Commission (the “SEC”) or in Canada, the System for Electronic Data Analysis and Retrieval (“SEDAR+”) filings and public conference calls and webcasts, for additional information about the Company. References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules or The New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our websites by reference into this release.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its third quarter 2026 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties should pre-register at: https://register-conf.media-server.com/register/BIf4fcc885e18b4fce9844ecee1efeb2fb and you will be provided with a dial-in number and unique PIN. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, making IMAX’s network among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX’s principal executive offices are located in Mississauga, Ontario, Canada and New York, New York. As of September 30, 2026, there were 1,887 IMAX systems (1,820 commercial multiplexes, 10 commercial destinations, 57 institutional locations) operating in 91 countries and territories.

Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970”.

IMAX®, IMAX® 3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAX®, IMAX Live®, and IMAX Enhanced® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. For more information, visit www.imax.com. You can also connect with IMAX on Instagram (www.instagram.com/imax), Facebook (www.facebook.com/imax), LinkedIn (www.linkedin.com/company/imax), X (www.twitter.com/imax), and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@imax.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX Corporation (the “Company”) management’s assumptions and existing information and involve certain risks and uncertainties which could affect our future results and cause those results or other outcomes to differ materially from future results expressed or implied by such forward looking statements. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “if,” “may,” “plan,” “potential,” “promising,” “momentum” or the negative or other variations thereon or comparable terminology.

These forward-looking statements include, but are not limited to statements regarding: the Company’s business and technology strategies and measures to implement such strategies, including live events and exclusive content partnerships; the Company’s competitive strengths, differentiation, goals, market opportunity and penetration, including opportunities in and expected growth from international markets, momentum and runway for expansion and growth of business, networks, operations and technology; capital allocation, including with respect to share repurchase programs; the Company’s ability to benefit from and to impact changes in global culture, to unlock new commercial opportunities and to increase demand; the Company’s technological capabilities and the differentiation thereof; future releases of films and other content to the IMAX network, including the timing of such releases, the anticipated box office revenues, and other effects thereof; and plans and references to the future success of the Company and expectations regarding its future operating, financial and technological results.

These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to: risks associated with the Company’s investments, operations and future expansion in foreign jurisdictions, including the impact of economic, political and regulatory policies and laws of the United States, Canada, and China, tariffs and other trade regulations, and economic and trade tensions, trade wars, and geopolitical conflicts; risks related to the Company’s growth and operations in China, including industry conditions to both the Company and its partners; the ability of the Company’s exhibitor customers to fulfill their contractual payment obligations; risks related to the Company’s ability to attract and retain its employee population or the loss of the Company’s key personnel; the performance of IMAX remastered films and other films released to the IMAX network; conditions, changes and developments in the commercial exhibition industry; the Company’s ability to enter into new IMAX theater system agreements and sales and lease agreements and the effects thereof; fluctuations in operating results and cash flow; currency fluctuations and foreign exchange controls; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the ability of the Company to respond to change and advancements in technology, including with respect to AI products and AI-generated content; the potential impacts of consolidation among commercial exhibitors and studios; success of brand extensions and new business initiatives; conditions and competition in the in-home (including streaming) and out-of-home entertainment industries; the Company’s ability to identify and pursue new business opportunities (or lack thereof); cybersecurity and data privacy incidents; the Company’s ability to protect its intellectual property and to avoid infringing, misappropriating, or violating the intellectual property rights of others; effects of environmental laws and regulations, including with respect to climate change; weather conditions and natural disasters that may disrupt or harm the Company’s business; effects of the Company’s indebtedness on its cash flow and business activities and the Company’s ability to comply with its debt agreements; general economic, market or business conditions; sustained inflationary pressure; political, economic and social instability and the resulting disruptions to the Company’s operations or supply chain; the Company’s ability to convert system backlog into revenue and cash flows; accuracy of assumptions underlying goodwill impairment assessment and fair value measurements; changes in laws, regulations or accounting principles; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in the Company’s periodic filings with the United States Securities and Exchange Commission (the “SEC”) or in Canada, the System for Electronic Data Analysis and Retrieval (“SEDAR+”); and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in the Company’s most recent Annual Report on Form 10-K, as may be updated in filings the Company makes from time to time with the SEC, including the Company’s Quarterly Reports on Form 10-Q. The forward-looking statements herein are made only as of the date hereof and the Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMAX Network and Backlog

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025(1)
System Signings(2):
Sales Arrangements	12	15	62	49
Traditional JRSA	8	4	17	93
Total IMAX System Signings	20	19	79	142

(1) Includes 70 traditional JRSA systems with AMC Entertainment in 2025. (2) System signings include new signings of 8 in Q3 2026, 47 in YTD 2026, 18 in Q3 2025 and 81 in YTD 2025.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
System Installations(1):
Sales Arrangements	15	17	41	43
Hybrid JRSA	—	1	—	1
Traditional JRSA	17	20	48	51
Total IMAX System Installations	32	38	89	95

(1) System installations include new systems installations of 13 in Q3 2026, 38 in Q3 YTD, 23 in Q3 2025 and 55 in YTD 2025.

	As of September 30,
	2026	2025
System Backlog:
Sales Arrangements	231	157
Hybrid JRSA	5	94
Traditional JRSA	173	227
Total System Backlog(1)	409	478

(1) Greater China backlog changes include year-to-date installations along with restructuring of certain contracts resulting in cancellation of backlog for 17 system locations deemed mutually to no longer be beneficial to IMAX and its exhibition customers.

	As of September 30,
	2026	2025
System Network:
Commercial Multiplex Systems
Sales Arrangements	937	854
Hybrid JRSA	78	119
Traditional JRSA	805	786
Total Commercial Multiplex Systems	1,820	1,759
Commercial Destination Systems	10	10
Institutional Systems	57	60
Total System Network	1,887	1,829

IMAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Technology sales	$18,876	$19,360	$58,944	$51,726
Image enhancement and maintenance services	110,966	61,029	212,710	162,636
Technology rentals	41,436	23,336	78,060	61,763
Finance income	3,274	2,929	9,059	8,880
	174,552	106,654	358,773	285,005
Costs and expenses applicable to revenues
Technology sales	8,577	9,454	23,739	26,029
Image enhancement and maintenance services	32,649	23,065	78,143	63,886
Technology rentals	7,024	6,864	21,882	21,041
	48,250	39,383	123,764	110,956
Gross margin	126,302	67,271	235,009	174,049
Selling, general and administrative expenses	39,083	34,219	106,099	102,983
Research and development	1,900	1,505	5,359	4,365
Amortization of intangible assets	2,467	1,906	6,659	5,446
Credit loss expense, net	1,188	596	2,209	287
Goodwill impairment	6,788	—	6,788	—
Restructuring charges and other impairments	—	—	2,294	843
Income from operations	74,876	29,045	105,601	60,125
Realized and unrealized investment gains	38	34	92	99
Retirement benefits non-service (expense) recovery	(68)	17	(202)	(186)
Interest income	705	557	1,824	2,211
Interest expense	(1,774)	(1,832)	(5,631)	(5,560)
Income before taxes	73,777	27,821	101,684	56,689
Income tax recovery (expense)	43,302	(5,205)	37,374	(13,688)
Net income	117,079	22,616	139,058	43,001
Net income attributable to non-controlling interests	(3,274)	(1,959)	(5,625)	(8,762)
Net income attributable to common shareholders	$113,805	$20,657	$133,433	$34,239

Net income per share attributable to common shareholders:
Basic	$2.07	$0.38	$2.44	$0.64
Diluted	$1.96	$0.37	$2.35	$0.62

Weighted average shares outstanding (in thousands):
Basic	55,023	53,788	54,698	53,561
Diluted	58,007	55,565	56,897	55,242

Additional Disclosure:
Depreciation and amortization	$26,815	$30,519	$57,735	$46,415
Amortization of deferred financing costs	$528	$508	$1,584	$1,492

IMAX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share amounts)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$207,918	$151,168
Accounts receivable, net of allowance for credit losses	139,042	108,079
Financing receivables, net of allowance for credit losses	117,305	121,954
Variable consideration receivables, net of allowance for credit losses	91,732	91,402
Inventories	45,207	32,505
Prepaid expenses	15,145	14,881
Film assets, net of accumulated amortization	13,210	15,529
Property, plant and equipment, net of accumulated depreciation	237,735	242,910
Lease incentives and other assets	35,077	24,820
Deferred income tax assets, net of valuation allowance	60,023	12,577
Goodwill	39,027	45,815
Other intangible assets, net of accumulated amortization	28,523	32,391
Total assets	$1,029,944	$894,031
Liabilities
Accounts payable	$23,597	$19,478
Accrued and other liabilities	102,558	105,293
Deferred revenue	57,114	50,395
Revolving credit facility borrowings, net of unamortized debt issuance costs	—	34,577
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	244,053	244,034
Deferred income tax liabilities	12,521	12,521
Total liabilities	439,843	466,298
Commitments, contingencies and guarantees
Non-controlling interests	729	666
Shareholders’ equity
Capital stock common shares — no par value. Authorized — Unlimited number. 55,202,901 issued and outstanding (December 31, 2025 — 53,921,676 issued and outstanding)	456,128	419,162
Other equity	153,993	164,782
Statutory surplus reserve	4,219	4,219
Accumulated deficit	(117,012)	(239,967)
Accumulated other comprehensive loss	(5,779)	(10,305)
Total shareholders’ equity attributable to common shareholders	491,549	337,891
Non-controlling interests	97,823	89,176
Total shareholders’ equity	589,372	427,067
Total liabilities and shareholders’ equity	$1,029,944	$894,031

IMAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net income	$139,058	$43,001
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	57,735	46,415
Amortization of deferred financing costs	1,584	1,492
Credit loss expense, net	2,209	287
Write-downs, including goodwill and asset impairments	10,519	1,303
Deferred income tax (recovery) expense	(47,191)	734
Share-based and other non-cash compensation	23,040	19,050
Unrealized foreign currency exchange loss (gain)	106	(170)
Realized and unrealized investment gain	(92)	(99)
Changes in assets and liabilities:
Accounts receivable	(33,268)	(1,131)
Inventories	(14,087)	(8,587)
Film assets	(22,080)	(16,435)
Lease incentives provided to exhibitor customers	(12,454)	(3,530)
Deferred revenue	6,681	11,724
Changes in other operating assets and liabilities	10,359	3,640
Net cash provided by operating activities	122,119	97,694
Investing Activities
Purchase of property, plant and equipment	(4,095)	(6,750)
Investment in equipment for joint revenue sharing arrangements	(13,985)	(24,114)
Acquisition of other intangible assets	(3,692)	(3,915)
Net cash used in investing activities	(21,772)	(34,779)
Financing Activities
Revolving credit facility borrowings	43,000	85,000
Repayments of revolving credit facility borrowings	(80,000)	(93,000)
Redemption of capped calls related to convertible notes	96	—
Settlement of convertible notes	(743)	—
Debt issuance costs related to convertible notes	(946)	—
Credit facility amendment fees paid	(9)	(2,041)
Repayments of other borrowings	(486)	(538)
Repurchase of common shares	(13,737)	—
Repurchase of common shares - IMAX China	—	(1,454)
Taxes withheld and paid on employee stock awards vested	(17,879)	(9,742)
Common shares issued - stock options exercised	26,649	1,394
Net cash used in financing activities	(44,055)	(20,381)
Effects of exchange rate changes on cash	458	(20)
Increase in cash and cash equivalents during period	56,750	42,514
Cash and cash equivalents, beginning of period	151,168	100,592
Cash and cash equivalents, end of period	$207,918	$143,106

Primary Reporting Groups

The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), as such term is defined under U.S. GAAP. The CODM assesses segment performance based on segment revenues and segment gross margins. Selling, general and administrative expenses, research and development costs, the amortization of intangible assets, provision for (reversal of) current expected credit losses, certain write-downs, interest income, interest expense, and income tax (expense) benefit are not allocated to the Company’s segments.

The Company has two reportable segments:

(i)Content Solutions, which consists of services provided to studios and other content creators, and principally includes the digital remastering of films and other content into IMAX formats for distribution to the IMAX network. To a lesser extent, the Content Solutions segment also earns revenue from the distribution of large-format documentary films and exclusive experiences ranging from live performances to interactive events with leading artists and creators, as well as film post-production services.

(ii)Technology Products and Services, which includes results from the sale or lease of IMAX Systems, as well as from the maintenance of IMAX Systems to exhibition customers. To a lesser extent, the Technology Product and Services segment also earns revenue from certain ancillary theater business activities, including after-market sales of IMAX System parts and 3D glasses.

Segment Revenue and Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(In thousands of U.S. dollars)	2026	2025	2026	2025
Revenue
Content Solutions	$93,974	$44,832	$160,030	$113,046
Technology Products and Services	77,260	60,420	190,407	166,652
Sub-total for reportable segments	171,234	105,252	350,437	279,698
All Other(1)	3,318	1,402	8,336	5,307
Total	$174,552	$106,654	$358,773	$285,005

Gross Margin
Content Solutions	$71,669	$31,923	$111,900	$77,908
Technology Products and Services	53,396	34,820	119,295	94,084
Sub-total for reportable segments	125,065	66,743	231,195	171,992
All Other(1)	1,237	528	3,814	2,057
Total	$126,302	$67,271	$235,009	$174,049
(1)All Other includes the results from the Company’s Streaming and Consumer Technology business, as well as other ancillary activities.

IMAX CORPORATION
NON-GAAP FINANCIAL MEASURES

In this release, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP.

A reconciliation from net income (loss) attributable to common shareholders and net income (loss) attributable to common shareholders per diluted share to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below. Net income (loss) attributable to common shareholders and net income (loss) attributable to common shareholders per diluted share are the most directly comparable U.S. GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Adjusted net income or loss attributable to common shareholders and adjusted net income or loss attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) realized and unrealized investment gains or losses; (iii) goodwill impairment; (iv) restructuring charges and other impairments; and (v) employee retention credits, as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility” as well as “Adjusted EBITDA margin.” As defined in the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance with its Credit Agreement requirements, when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility and Adjusted EBITDA margin present relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding: (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Total Adjusted EBITDA is defined as EBITDA excluding: (i) share-based and other non-cash compensation expense; (ii) realized and unrealized investment losses or gains; (iii) restructuring charges and other impairments; (iv) write-downs including goodwill, asset impairments and credit loss expense or reversal and (v) induced conversion expense on settlement of convertible notes. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) restructuring charges and other impairments; (iv) write-downs, net of recoveries, including goodwill, asset impairments and credit loss expense or reversal and (v) induced conversion expense on settlement of convertible notes. Total Adjusted EBITDA Margin is defined as Total Adjusted EBITDA divided by revenue.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA per Credit Facility and Adjusted EBITDA Margin is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable U.S. GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. The Company’s definition of free cash flow deducts only normal recurring capital expenditures, including the Company’s investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Condensed Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash used in operating activities to free cash flow is presented below.

Adjusted EBITDA per Credit Facility

	Three Months Ended (Unaudited)
(In thousands of U.S. Dollars)	September 30, 2026	September 30, 2025
Revenues	$174,552	$106,654
Net income	$117,079	$22,616
Add (subtract):
Income tax (recovery) expense	(43,302)	5,205
Interest expense, net of interest income	541	766
Depreciation and amortization, including film asset amortization	26,815	15,611
Amortization of deferred financing costs(1)	528	508
EBITDA	$101,661	$44,706
Share-based and other non-cash compensation	9,866	6,284
Unrealized investment gains	(38)	(34)
Write-downs, including goodwill, asset impairments and credit loss expense	9,408	853
Total Adjusted EBITDA	$120,897	$51,809
Less: Non-controlling interest	(5,647)	(3,850)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$115,250	$47,959
(1)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

Adjusted EBITDA per Credit Facility

	Nine Months Ended (Unaudited)
(In thousands of U.S. Dollars)	September 30, 2026	September 30, 2025
Revenues	$358,773	$285,005
Net income	$139,058	$43,001
Add (subtract):
Income tax (recovery) expense	(37,374)	13,688
Interest expense, net of interest income	2,223	1,857
Depreciation and amortization, including film asset amortization	57,736	46,415
Amortization of deferred financing costs(1)	1,584	1,492
EBITDA	$163,227	$106,453
Share-based and other non-cash compensation	23,040	19,050
Unrealized investment gains	(92)	(99)
Restructuring charges and other impairments	2,294	843
Write-downs, including goodwill, asset impairments and credit loss expense	10,903	1,590
Total Adjusted EBITDA	$199,372	$127,837
Less: Non-controlling interest	(11,684)	(15,148)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$187,688	$112,689
(1)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

	Twelve Months Ended (Unaudited)
(In thousands of U.S. Dollars)	September 30, 2026(1)	September 30, 2025(1)
Revenues	$483,980	$377,677
Net income	$141,583	$49,867
Add (subtract):
Income tax (recovery) expense	(33,295)	15,146
Interest expense, net of interest income	2,944	2,522
Depreciation and amortization, including film asset amortization	73,762	63,021
Amortization of deferred financing costs(2)	2,076	1,984
EBITDA	$187,070	$132,540
Share-based and other non-cash compensation	30,814	24,998
Unrealized investment losses (gains)	874	(132)
Restructuring charges and other impairments	3,929	4,592
Write-downs, including goodwill, asset impairments and credit loss expense	18,524	3,042
Induced conversion expense on settlement of convertible notes	15,264	—
Total Adjusted EBITDA	$256,475	$165,040
Less: Non-controlling interest	$(15,729)	$(18,138)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$240,746	$146,902
(1)The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.
(2)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

Adjusted Net Income Attributable to Common Shareholders and Adjusted Net Income Per Share

	Three Months Ended September 30, (Unaudited)
	2026		2025
(In thousands of U.S. Dollars, except per diluted share amounts)	Net Income	Per Diluted Share	Net Income	Per Diluted Share
Net income attributable to common shareholders(1)	$113,805	$1.96	$20,657	$0.37
Adjustments(2):
Share-based compensation	9,639	0.17	6,194	0.11
Unrealized investment gains	(38)	—	(34)	—
Goodwill impairment	6,788	0.12	—	—
Employee retention credits	—	—	(144)	—
Tax impact on items listed above(3)	(2,274)	(0.04)	(433)	(0.01)
Adjusted net income(2)	$127,920	$2.21	$26,240	$0.47

Weighted average shares outstanding (in thousands):
Basic		55,023		53,788
Diluted		58,007		55,565
(1)For the three months ended September 30, 2026, Net income attributable to common shareholders includes $36.7 million ($0.63 per diluted share) of valuation allowance release related to certain Canadian federal and provincial deferred tax assets that are expected to be utilized in future years.
(2)Reflects amounts attributable to common shareholders.
(3)As a result of the valuation allowance release in 2026 the calculated tax impact as a percentage of the related non-GAAP adjustments is higher than in the comparative prior year period.

	Nine Months Ended September 30, (Unaudited)
	2026		2025
(In thousands of U.S. Dollars, except per diluted share amounts)	Net Income	Per Diluted Share	Net Income	Per Diluted Share
Net income attributable to common shareholders(1)	$133,433	$2.35	$34,239	$0.62
Adjustments(2):
Share-based compensation	22,494	0.39	18,534	0.34
Unrealized investment gains	(92)	—	(99)	—
Goodwill impairment	6,788	0.12	—	—
Restructuring charges and other impairments	2,294	0.04	843	0.01
Employee retention credits	—	—	(3,971)	(0.07)
Tax impact on items listed above(3)	(3,218)	(0.06)	(1,521)	(0.03)
Adjusted net income(2)	$161,699	$2.84	$48,025	$0.87

Weighted average shares outstanding (in thousands):
Basic		54,698		53,561
Diluted		56,897		55,242
(1)For the nine months ended September 30, 2026, Net income attributable to common shareholders includes $36.7 million (or $0.65 per diluted share) of valuation allowance release related to certain Canadian federal and provincial deferred tax assets that are expected to be utilized in future years.
(2)Reflects amounts attributable to common shareholders.
(3)As a result of the valuation allowance release in 2026 the calculated tax impact as a percentage of the related non-GAAP adjustments is higher than in the comparative prior year period.

Free Cash Flow

	Nine Months Ended September 30, (Unaudited)
(In thousands of U.S. Dollars)	2026	2025
Net cash provided by operating activities	$122,119	$97,694
Purchase of property, plant and equipment	(4,095)	(6,750)
Acquisition of other intangible assets	(3,692)	(3,915)
Free cash flow before growth CAPEX(1)	114,332	87,029
Investment in equipment for joint revenue sharing arrangements	(13,985)	(24,114)
Free cash flow	$100,347	$62,915
(1)Growth CAPEX is defined as capital expenditures associated with investments in equipment for joint revenue sharing arrangements.